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                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE

                         SECURITIES EXCHANGE ACT OF 1934

        Date of report (date of earliest event reported): August 30, 2002

                       Commonwealth Biotechnologies, Inc.

             (Exact name of registrant as specified in its charter)

               Virginia                        001-13467                     56-1641133
               --------                        ---------                     ----------

    (State or Other Jurisdiction of    (Commission File Number)   (IRS Employer Identification No.)
            Incorporation)


                                601 Biotech Drive

                            Richmond, Virginia 23235

                    (Address of principal executive offices)


    Registrant's telephone number, including area code: (804) 648-3820


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ITEM 5. Other Events and Regulation FD Disclosure.

       As of August 30, 2002, Commonwealth Biotechnologies, Inc. (the "Company") completed a $302,000 private placement of common stock and warrants to purchase common stock to nine accredited investors.

ITEM 7. Financial Statements, Pro Forma Financial Information and Exhibits.

       (a) Financial Statements of businesses acquired:

           N/A

       (b) Pro Forma Financial Information:

           N/A

       (c) Exhibits:

           10.1 Common Stock and Warrant Purchase Agreement, dated as of August 30, 2002, by and among the Company and the investors indicated on Exhibit A thereto. (1)

           10.2 Warrant Agreement, dated as of August 30, 2002, by and between the Company and Samuel P. Sears, Jr. (1)

           10.3 Warrant Agreement, dated as of August 30, 2002, by and between the Company and Richard J. Freer, Ph.D. (1)

           10.4 Warrant Agreement, dated as of August 30, 2002, by and between the Company and James H. Brennan. (1)

______________________

(1) Filed herewith.

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       Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                          COMMONWEALTH BIOTECHNOLOGIES, INC.


Dated: September 25, 2002                  By:

                                          /s/ Robert B. Harris, Ph.D.
                                          ---------------------------

                                          Robert B. Harris, Ph.D.

                                          President and Chief Executive Officer

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                                  Exhibit Index

              10.1 Common Stock and Warrant Purchase Agreement, dated as of August 30, 2002, by and among the Company and the investors indicated on Exhibit A thereto. (1)

              10.2 Warrant Agreement, dated as of August 30, 2002, by and between the Company and Samuel P. Sears, Jr. (1)

              10.3 Warrant Agreement, dated as of August 30, 2002, by and between the Company and Richard J. Freer, Ph.D. (1)

              10.4 Warrant Agreement, dated as of August 30, 2002, by and between the Company and James H. Brennan. (1)

____________________

(1) Filed herewith.

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